Exhibit 24 - POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints each of Daniel Hirsch and Debrah Herman, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

 (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or 10% owner of Nuburu, Inc., a Delaware corporation (the
"Company"), Forms 3, 4, and 5 in accordance with Section 16 of the Securities
Exchange Act of 1934, as amended, (the "Exchange Act") and the rules thereunder;

 (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

 (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in any such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th  day of January, 2023.

Anzu Nuburu LLC

By: /s/ David Seldin
Name:   David Seldin
Title:  Manager

Anzu Nuburu II LLC

By: /s/ David Seldin
Name:   David Seldin
Title:  Manager

Anzu Nuburu III LLC

By: /s/ David Seldin
Name:   David Seldin
Title:  Manager

Anzu Nuburu V LLC

By: /s/ David Seldin
Name:   David Seldin
Title:  Manager

Anzu Partners LLC

By: /s/ David Seldin
Name:   David Seldin
Title:  Manager

David M. Seldin

/s/ David Seldin

David & Jennifer Michael Family Ltd Partnership

By: /s/ David Michael
Name:   David Michael
Title:  General Partner

CST Global LLC

By: /s/ David Michael
Name:   David Michael
Title:  Manager

Whitney Haring-Smith

/s/ Whitney Haring-Smith

Debrah Herman

/s/ Debrah Herman